UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report
April 23, 2008
(Date of earliest event reported)
VULCAN MATERIALS COMPANY
(Exact Name of Registrant as Specified in Its Charter)
New Jersey
(State or Other Jurisdiction of Incorporation)

001-33841	20-8579133
(Commission File Number)	(IRS Employer Identification No.)

1200 Urban Center Drive
Birmingham, Alabama	35242
(Address of Principal Executive Offices)	(Zip Code)
(205) 298-3000
(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.
On April 23, 2008, Vulcan Materials Company (the “Company”), issued 352,779 shares of the Company’s common stock to the shareholders of Webber-Plyley, Inc. (“Webber-Plyley”) as part of the total consideration for the acquisition of certain assets of Webber-Plyley, including specifically the acquisition of the Black Angel Mine located in San Bernardino County, California. The shares were issued in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(2) of the Securities Act for private offerings. Such issuance did not involve a public offering, and was made without general solicitation or advertising.
On March 6, 2008, the Company issued 798,859 shares of the Company’s common stock to March Acquisitions, LLC (“March”) as part of the total consideration for the acquisition of substantially all the assets of Elmer Larson, LLC and certain assets of MSJ Larson, Inc., including specifically the Elmer Larson Quarry located in DeKalb County, Illinois. The shares were issued in reliance on an exemption from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act for private offerings. Such issuance did not involve a public offering, and was made without general solicitation or advertising.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VULCAN MATERIALS COMPANY
(Registrant)

Date: April 24, 2008	By	/s/ William F. Denson, III William F. Denson, III